SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2003

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13782	25-1615902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Air Brake Avenue, Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (412)-825-1000

Item 7.    Financial Statements; Proforma Financial Information and Exhibits.

(c) Exhibits.

The following exhibit is filed wherewith and is incorporated by reference into Registration Statement No. 333-109909 pertaining to the common stock, par value $.01 per share, of Westinghouse Air Brake Technologies Corporation.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement by and among Charlesbank Equity Fund II, Limited Partnership; Vestar Equity Partners, L.P.; Vestar Capital Partners, Inc.; Westinghouse Air Brake Technologies Corporation; Credit Suisse First Boston LLC; and Morgan Stanley & Co. Incorporated; dated November 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (Registrant)

	By:	/s/ Alvaro Garcia-Tunon

Date: November 17, 2003	Name: Alvaro Garcia-Tunon Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description and Method of Filing

Exhibit 1.1	Underwriting Agreement by and among Charlesbank Equity Fund II, Limited Partnership; Vestar Equity Partners, L.P.; Vestar Capital Partners, Inc.; Westinghouse Air Brake Technologies Corporation; Credit Suisse First Boston LLC; and Morgan Stanley & Co. Incorporated; dated November 10, 2003.